                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aetna Inc. for the registration of 3,473,607 shares of Common Stock; 3,473,607 Preferred Stock Purchase Rights; 1,146,397 shares of 6.25% Class C Voting Preferred Stock; and a presently indeterminate number of shares of Common Stock issuable upon the conversion of the 6.25% Class C Voting Preferred Stock; and to the incorporation by reference therein of our reports dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 15, 1996